TRANSMITTAL LETTER

P98000058441

Department of State
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

200002575162--7
-06/29/98--01109--020
*****78.75 *****78.75

SUBJECT: CYBER PUBLIC RELATIONS, INC.
(Proposed corporate name - must include suffix)

Enclosed is an original and one(1) copy of the articles of incorporation and a check for :

☐ $70.00 Filing Fee	☒ $78.75 Filing Fee & Certificate	☐ $122.50 Filing Fee & Certified Copy	☐ $131.25 Filing Fee, Certified Copy & Certificate

ADDITIONAL COPY REQUIRED

FROM: Ms. Maria Trinh
Name (Printed or typed)

#105 - 2140 Briar Avenue
Address

Vancouver, BC V6L 3E3
City, State & Zip
Canada

(604) 733-7409
Daytime Telephone number

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
98 JUN 29 AM 8:58

NOTE: Please provide the original and one copy of the articles.

RP
07-01-98

ARTICLES OF INCORPORATION

OF

CYBER PUBLIC RELATIONS, INC.

ARTICLE I NAME

The name of the corporation shall be:

CYBER PUBLIC RELATIONS, INC.

ARTICLE II NATURE OF BUSINESS

This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

ARTICLE III AUTHORIZED SHARES

The authorized capital stock of this corporation shall consist of 100,000,000 shares of Commons Stock with a par value of $.001 per share, and 10,000,000 shares of Preferred Stock with a par value of $.001 per share.

The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualification, limitation, restrictions thereof as shall be stated and expressed in the resolution or resolutions provided for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

ARTICLE IV TERMS OF EXISTENCE

The corporation shall have perpetual existence.

ARTICLE V DIRECTORS

The business of the corporation shall be managed by its Board of Directors. The number of such directors shall be not less than one (1) and, subject to such minimum, may be increased or decreased from time to time in the manner provided by the By-Laws. The number of persons constituting the initial Board of Directors shall be one (1).

ARTICLE VI VOTING FOR DIRECTORS

The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws.

ARTICLE VII CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE VIII INDEMNIFICATION OF OFFICERS AND DIRECTORS

This corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith to procure, at the expense of this corporation, policies of insurance.

ARTICLE IX PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be: 1721 S.W. Mockingbird Drive, St. Lucie, Florida 34986. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE X INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent are: Mr. Ernie Farris, 1721 S.W. Mockingbird Drive, St. Lucie, Florida 34986. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.

ARTICLE XI INCORPORATOR

The name and address of the Incorporator to these Articles of Incorporation are: Ms. Maria Trinh, #105 - 2140 Briar Avenue, Vancouver, BC V6L 3E3.

IN WITNESS WHEREOF, I have hereunto subscribes to and executed these Articles of Incorporation this 18th day of June, 1998.

Maria Trinh, Incorporator

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Ernie Farris, Registered Agent

6/27/98
Date

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
98 JUN 29 AM 8:58